Exhibit 99.1

November 6, 2020

BRIDGFORD FOODS CORPORATION ANNOUNCES DIRECTOR RESIGNATION

Anaheim, California - Bridgford Foods Corporation (Nasdaq: BRID) today announced that Allan Bridgford Jr. resigned as a member of the Board of Directors of Bridgford Foods Corporation. The resignation was not the result of a disagreement with management regarding operations, policies or practices of the Company. Mr. Bridgford will continue to serve as a consultant to the Company.

CONTACT:	Bridgford Foods Corporation
R. Lancy, 714/526-5533